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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                NOVEMBER 23, 1999

                                 BRADLEES, INC.
                             ----------------------
               (Exact name of registrant as specified in charter)

                                  MASSACHUSETTS
                             ----------------------
                 (State or Other Jurisdiction of Incorporation)

        1-11134                                        04-3156108
        -------                                        ----------
(Commission file number)                 (IRS employer identification number)


                    ONE BRADLEES CIRCLE, BRAINTREE, MA 02184
                    ----------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (781) 380-3000
                                 --------------
              (Registrant's telephone number, including area code)







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         ITEM 5.  OTHER EVENTS

         On November 23, 1999, the Board of Directors of our Company, Bradlees, Inc., a Massachusetts corporation (the "Company"), adopted a Shareholder Rights Agreement (the "Rights Agreement") and declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share. The dividend is payable on November 26, 1999 to the stockholders of record on November 26, 1999. The Company also has elected by vote of its Board to be subject to the provisions of Section 50A of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, which, among other things, requires that the Company have a classified Board of Directors.

         Our Board has adopted this Rights Agreement to protect the Company's stockholders from any coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of our outstanding common stock without the approval of our Board. The Rights Agreement should not interfere with any merger or other business combination approved by our Board in the future.

         For those interested in the specific terms of the Rights Agreement as made between our Company and BankBoston, N.A., as the Rights Agent, on November 23, 1999, we provide the following summary description. Please note, however, that this description is only a summary and is not complete, and should be read together with the entire Rights Agreement, which is incorporated herein by reference and has been filed as an exhibit to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 30, 1999.

THE RIGHTS. Our Board authorized the issuance of one Right for each share of common stock outstanding as of November 26, 1999. Therefore as of November 26, l999, each share of common stock also represents one Right. The Rights will initially trade with, and will be inseparable from, the common stock. Until the Rights become exercisable, they are evidenced only by the certificates or book-entry credits that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after November 26, 1999 unless and until the Distribution Date described below.

EXERCISE PRICE. Each Right will allow its holder to purchase from our Company one one-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock (the "Preferred Stock") for $45.00, once the Rights become exercisable. This portion of a share of Preferred Stock will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

EXERCISABILITY.  The Rights will not be exercisable until

- 10 days after the public announcement that a person or group has become an "Acquiring Person" by becoming the beneficial owner of 15% or more of our outstanding common stock, or, if earlier,

- 10 business days (or a later date determined by our Board before any person of group becomes an Acquiring Person) after a person or group begins a tender or exchange

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         offer which, if consummated, would result in that person or group becoming an Acquiring Person.

         We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

         Our Board may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock.

CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON.

- FLIP IN. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $45.00, purchase shares of our common stock with a market value of $90.00, based on the market price of the common stock prior to such acquisition.

- FLIP OVER. If our Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $45.00, purchase shares of the acquiring corporation with a market value of $90.00 based on the market price of the acquiring corporation's stock, prior to such merger.

PREFERRED STOCK PROVISIONS.

Each one one-thousandth of a share of Preferred Stock, if issued:

-        will not be redeemable.

- will entitle holders to quarterly dividend payments of $.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

- will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

-        will have the same voting power as one share of common stock.

- and if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-thousandth interest in a share of Preferred Stock should approximate the value of one share of common stock.

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EXPIRATION. The Rights will expire on November 23, 2009, unless earlier exercised following the Distribution Date or redeemed or exchanged.

REDEMPTION. Our Board may redeem the Rights for $.01 per Right only until the earliest of (i) the time at which any person or group becomes an Acquiring Person or (ii) the expiration of the Rights Agreement. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.01 per Right. The redemption price will be adjusted if we have a stock split of or stock dividends on our common stock.

EXCHANGE. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may, at its option, extinguish the Rights by exchanging all or any part of the then outstanding exercisable Rights for shares of common stock at an exchange ratio specified in the Rights Agreement, other than Rights held by the Acquiring Person.

ANTI-DILUTION PROVISIONS. Our Board may adjust the exercise price of the Rights, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Stock or common stock. No adjustments to the Exercise Price of less than 1% will be made.

AMENDMENTS. The terms of the Rights Agreement generally may be amended by our Board without the consent of the holders of the Rights. However, our Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, our Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

      In accordance with the provisions of Section 50A of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, the Board of Directors has been divided into three classes with one class to be elected at each year's annual meeting of stockholders commencing as of the 2000 annual meeting. The Board of Directors has been classified as follows: Class I -- Stephen J. Blauner, Lawrence Lieberman and Charles K. MacDonald; Class II -- Robert A. Altschuler, Robert G. Lynn and William H. Roth; and Class III -- W. Edward Clingman, Jr., John M. Friedman, Jr. and Peter Thorner. The Class I Directors will serve until the annual meeting of stockholders to be held in 2000 and until their successors are duly elected and qualified; the Class II Directors will serve until the 2001 annual meeting of stockholders and until their successors are duly elected and qualified; and the Class III Directors will serve until the 2002 annual meeting of stockholders and until their successors are duly elected and qualified. In addition to requiring a staggered Board, Section 50A provides, among other things, that (i) all vacancies in the Board shall be filled only by the Board, (ii) Directors elected by the Board to fill vacancies shall hold office for the remainder of the term of the class of Directors in which the vacancy occurred or the new directorship was created, (iii) no decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director, (iv) the number of Directors may be fixed only by the Board, and (v) Directors may be removed by stockholders only for "cause." Section 50A defines "cause" as only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction fo duty, (iv) commission of an action involving moral turpitude or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      EXHIBITS.

         Exhibit 3.1 -     Certificate of Vote of Directors Establishing a
                           Series of a Class of Stock of Bradlees, Inc.
                           classifying and designating the Series A Junior
                           Participating Cumulative Preferred Stock
                           (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 30, 1999).

         Exhibit 3.2 -     Amendment No. 1 to Amended and Restated By-laws of
                           Bradlees, Inc. (incorporated by reference to Exhibit
                           3.2 of the Company's Registration Statement on Form
                           8-A, filed with the Securities and Exchange
                           Commission on November 30, 1999).

         Exhibit 4.1 -     Shareholder Rights Agreement, dated as of November
                           23, 1999, between Bradlees, Inc. and BankBoston,
                           N.A., as Rights Agent (incorporated by reference to the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 30, 1999).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BRADLEES, INC.



Date: November 29, 1999                 By:   /s/ Peter Thorner
                                            ----------------------------------
                                              Name:  Peter Thorner
                                              Title: Chairman and
                                                     Chief Executive Officer


                                        By:   /s/ Cornelius F. Moses III
                                            ----------------------------------
                                              Name:  Cornelius F. Moses III
                                              Title: Senior Vice President,
                                                     Chief Financial Officer



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                                  EXHIBIT INDEX


    Exhibit No.                    Description
    -----------                    -----------

         3.1 Certificate of Vote of Directors Establishing a Series of a Class of Stock of Bradlees, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 30, 1999).

         3.2 Amendment No. 1 to Amended and Restated By-laws of Bradlees, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 30, 1999).

         4.1 Shareholder Rights Agreement, dated as of November 23, 1999, between Bradlees, Inc. and BankBoston, N.A., as Rights Agent (incorporated by reference to the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 30, 1999).



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